ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

*090201*

| Filed in the office of | Document Number 20120508269-65 |
|---|---|
| Ross Miller Secretary of State State of Nevada | Filing Date and Time 07/24/2012 10:30 AM |
| | Entity Number C16473-1997 |

# Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

TREATY ENERGY CORPORATION — C16473-1997

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3. SHARES: The total number of shares of all classes which the Corporation is authorized to have outstanding is One Billion (1,000,000,000) shares of which stock Nine Hundred Fifty Million (950,000,000) shares shall be common stock in the par value of $.001 each, amounting in aggregate to Nine Hundred Fifty Thousand Dollars ($950,000), and of which Fifty Million (50,000,000) shares shall be preferred stock in the par value of $.001 each, amounting in the aggregate to Fifty Thousand Dollars ($50,000).

Please see the attachment.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 50.1%

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*

# TREATY ENERGY CORPORATION
**(a Nevada corporation)**

## CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION FOR NEVADA PROFIT CORPORATIONS
(Pursuant to NRS 78.385 and 78.390 – After Issuance of stock)

Treaty Energy Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada, does hereby certify that the following resolution has been unanimously adopted by the board of directors and a majority of the stockholders of the Corporation in accordance with Nevada Business Law of the purpose of amending the corporation's Certificate of Incorporation. The resolution setting forth the proposed amendment is as follows:

> **RESOLVED**, that the Corporation amend the Article 3 SHARES of its Articles of Incorporation, effective upon filing, to read in its entirety as follows:
>
> 3. SHARES: The total number of shares of all classes which the Corporation is authorized to have outstanding is One Billion (1,000,000,000) shares of which stock Nine Hundred Fifty Million (950,000,000) shares shall be common stock in the par value of $.001 each, amounting in aggregate to Nine Hundred Fifty Thousand Dollars ($950,000), and of which Fifty Million (50,000,000) shares shall be preferred stock in the par value of $.001 each, amounting in the aggregate to Fifty Thousand Dollars ($50,000).
>
> The board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of preferred stock in series, and to establish from time to time the number of shares to be included in each such series and the qualifications, limitations and restrictions thereof. The board of directors shall have the authority to determine by resolution all other rights.

I further certify that the forgoing amendment was duly adopted in accordance with NRS 78.385 and 78.390 of the State of Nevada.

**IN WITNESS WHEREOF**, TREATY ENERGY CORPORATION has caused this certificate to be signed by its duly authorized offices, this 23rd day of July, 2012.

**TREATY ENERGY CORPORATION**

By: ________________________

Michael A. Mulshine, Corporate Secretary (Acting)